UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2007

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2007, McMoRan Exploration Co., a Delaware corporation, entered into an Underwriting Agreement (the “Common Stock Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and J.P. Morgan Securities Inc. (“JPMorgan Securities”), as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), pursuant to which McMoRan agreed to issue and sell to the Underwriters an aggregate of 16,887,500 shares of common stock, par value $0.01 per share, including 637,500 shares subject to the Underwriters’ overallotment option (the “Common Stock”). Also on November 1, 2007, McMoRan entered into an Underwriting Agreement (the “Convertible Preferred Stock Underwriting Agreement”) with Merrill Lynch, and JPMorgan Securities , as representatives of the Underwriters, pursuant to which McMoRan agreed to issue and sell to the Underwriters an aggregate of 2,587,500 shares of 6.75% mandatory convertible preferred stock, including 337,500 shares subject to the Underwriters’ overallotment option(the “Convertible Preferred Stock” and, together with the Common Stock, the “Securities”). The Securities were offered pursuant to McMoRan’s Registration Statement on Form S-3, File No. 333-144496, filed with the Securities and Exchange Commission on July 11, 2007, as amended October 3, 2007.

The Underwriters and their affiliates have, from time to time, performed various financial advisory, investment banking and commercial banking services for McMoRan and its affiliates, for which they received customary compensation, fees and expense reimbursement. McMoRan currently has a $700 million senior secured revolving credit facility, effective August 6, 2007, under which JPMorgan Chase Bank N.A., serves as administrative agent, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. is the syndication agent, and JPMorgan Securities and Merrill Lynch Capital served as joint bookrunners and joint lead arrangers. JPMorgan Chase Bank, N.A. serves as McMoRan’s administrative agent under its bridge loan facility effective August 6, 2007, while Merrill Lynch is the syndication agent and JPMorgan Securities and Merrill Lynch served as joint bookrunners and joint lead arrangers. Merrill Lynch and JPMorgan Securities also acted as financial advisors to McMoRan in connection with the acquisition of certain oil and natural gas properties from Newfield Exploration Company, for which they received customary fees.

The closing of the sale of the Securities occurred on November 7, 2007. The net proceeds from the sale of the Securities, after deducting the Underwriters' discount and the estimated offering expenses, totaled approximately $450 million. Copies of the Common Stock Underwriting Agreement and the Convertible Preferred Stock Underwriting Agreement are filed as Exhibits 1.1 and 1.2, respectively, to this Report.

The Convertible Preferred Stock is governed by a Certificate of Designations dated November 7, 2007 and filed with the Secretary of State of Delaware. A copy of the form of Certificate of Designations, including the form of security, is filed as Exhibit 4.1 to this Report.

Item 8.01  Other Events.

McMoRan issued a press release dated November 7, 2007, announcing that it has completed $468 million in equity financings, through the sale of 16.9 million shares of common stock at $12.40 per share and 2.59 million shares of 6.75% mandatory convertible preferred stock at $100 per share. The amounts sold include 637,500 shares of common stock and 337,500 shares of 6.75% mandatory convertible preferred stock issued pursuant to the underwriters’ exercise of overallotment options (see Exhibit 99.1).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ Nancy D. Parmelee
----------------------------------------
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer &
Secretary
(authorized signatory and
Principal Financial Officer)

Date:  November 7, 2007

McMoRan Exploration Co.
Exhibit Index

Exhibit No.	Description
1.1
Underwriting Agreement dated November 1, 2007 between McMoRan Exploration Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto.

1.2
Underwriting Agreement dated November 1, 2007 between McMoRan Exploration Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto.

4.1	Certificate of Designations of 6.75% Mandatory Convertible Preferred Stock of McMoRan Exploration Co.

99.1	Press release dated November 7, 2007, titled “McMoRan Exploration Co. Completes $468 Million Equity Financings, Including Exercise of Overallotment Options.”